UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 5, 2007

World Energy Solutions, Inc.

(Exact name of Small Business Issuer in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-25097

(Commission File Number)

65-0783722

(IRS Employer Identification No.)

3900A 31st Street N., St. Petersburg, Florida   33714

(Address of Principal Executive Offices and Zip Code)

(727) 525-5552

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Regulation SB, Item 701(a)

On October 16, 2007, World Energy Solutions, Inc. (the “Company”) issued 8,437,500 shares of its restricted common stock to UTEK Corporation (“UTEK”).

On October 23, 2007 the Company issued 1,650,000 shares of its restricted common stock to Rachel Steele (“Steele”).

Regulation SB, Item 701(c)

UTEK exercised its right to convert 100,000 shares of the World Energy Solutions, Inc. (the Company”) Series A Convertible Preferred Stock (the “Preferred Stock”) that UTEK acquired in a transaction originally reported by the Company on a Form 8-K filed with the Securities and Exchange Commission on October 17, 2006.  Pursuant to the agreement between UTEK and the Company (as described in the aforementioned Form 8-K), UTEK was authorized to convert the Preferred Stock to restricted common stock of the Company having a value of $4,050,000.00.  The number of shares of common stock issued upon conversion is based upon the aforementioned value and the previous ten (10) day average closing bid price of the Company’s common stock on the date of conversion.

The Company agreed to issue 1,650,000 shares of its restricted common stock to Steele in connection with the settlement and termination of litigation matters described more completely in Section 8 below.  Consideration for issuance of the restricted common stock included receipt by the Company of a release regarding all claims and counterclaims asserted in the litigation matters involving Steele and dismissal of all such litigation matters with prejudice. All executory provisions of the settlement agreement between the parties have now been performed, including delivery of the aforementioned shares.

Regulation SB, Item 701(d) - The Company is relying on the transaction exemption provisions of Section 4(2) of the Securities Act of 1933, as amended, to issue the unregistered shares of its common stock.  The common stock has been issued in transactions not involving a public offering.

Regulation SB, Item 701(e) – Non-applicable.

Section 8 – Other Events

Item 8.01 Other Events.

The Company has amicably resolved and settled two litigation matters styled World Energy Solutions, Inc. v. David Weintraub, et al., No. 06-8968-CI-20 (Cir. Ct. Pinellas Cty.) and Rachel Steele v. World Energy Solutions, Inc., No. 07-2010-CI-020 (Cir. Ct. Pinellas Cty.) and, a related interlocutory appeal styled David Weintraub v. World Energy Solutions, Inc., et al., No. 2D07-3560 (Fla. 2d DCA 2007), hereinafter collectively referred to as the “Litigation”.  The parties to the Litigation, including the Company, David L. Weintraub, Rachel Steele, Daniel Witherspoon, III, Timothy Daley, Leslie Sands and Rajax, Inc. have all executed mutual releases regarding all claims in the Litigation and agreed that all such claims shall be dismissed with prejudice.  The parties further agreed that they shall each bear their own attorneys’ fees and costs incurred in the Litigation.

Pursuant to the Litigation, the Company sought to recover damages and obtain cancellation of shares of its common stock that had been issued to Daniel Witherspoon, III, Leslie Sands, Rajax, Inc. and Rachel Steele and her designees.  In July 2007, the Company cancelled 4,449,551 shares of its common stock that had been issued in various amounts to Rajax, Inc., Daniel Witherspoon, III and Rachel Steele and her designees, respectively.   In connection with the amicable resolution of the Litigation and exchange of mutual releases by the parties regarding all claims and threatened claims, the Company has agreed to issue 1,650,000 shares (the “Shares”) of its unregistered common stock to Rachel Steele.  The Shares shall constitute “restricted securities” as such term is defined in Securities and Exchange Commission Rule 144 (“Rule 144”) and each certificate representing the Shares shall bear a legend reflecting the restriction imposed by Rule 144.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

By:

/s/:  Benjamin C. Croxton

Benjamin C. Croxton, Chief Executive Officer

DATED:  November 5, 2007.

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